Exhibit 10.2

EMPLOYMENT AGREEMENT

WAIVER AND RELEASE OF CLAIMS

Paul J. Evans

This Waiver and Release of Claims (“Key Employee Release”) is given by Paul J. Evans (the “Key Employee”) in favor of MYR Group Inc. (the “Company”) and all of its successor, parent, affiliate, or subsidiary companies and their present and former officers, directors, employees, agents, representatives, legal representatives, accountants, successors, and assigns (the “Released Parties”).

1. Separation Date. Key Employee’s active employment with the Company will terminate on October 19, 2015 (the “Separation Date”). Key Employee states and acknowledges that all earned but unpaid compensation (as defined in Section 2.3 of the Employment Agreement) as of the Separation Date has been paid and that there are no amounts due and owing from any of the Released Parties except as expressly set forth in this Key Employee Release. The Company will reimburse Key Employee for all reasonable business expenses incurred prior to the Separation Date, provided that he submits acceptable documentation of such expenses within forty-five (45) days after the Separation Date.

2. Survival of Employment Agreement. The terms and conditions of this Key Employee Release are intended to supplement the Employment Agreement between the Company and Key Employee dated January 3, 2012 (the “Employment Agreement”). Except as specifically outlined in this Key Employee Release, all provisions of the Employment Agreement will terminate on the Separation Date. Notwithstanding the termination of the Employment Agreement, as a material condition of this Key Employee Release, Employee agrees to comply with Section 3.9 (Non-Competition, Non-Solicitation; Confidentiality) of the Employment Agreement, which will remain in full force and effect after the Separation Date.

3. Release of Claims. In exchange for, and consideration of the additional benefits specified in Section 3.5 of the Employment Agreement (regarding termination Without Cause or for Good Reason outside the Protection Period), i.e., those benefits in addition to the payment of Base Salary through the date of termination and any benefits payable pursuant to the terms of the compensation and benefit plans specified in Section 2.3 of the Employment Agreement, Key Employee for himself and his representatives, heirs, and assigns, hereby releases and discharges Released Parties from all claims, demands, and causes of action of any nature, known or unknown, that he may have against Released Parties, including but not limited to claims that in any manner relate to, arise out of or involve any aspect of his employment with any of the Released Parties, and the termination of his employment (“Claims”). Key Employee acknowledges that the Claims released under this paragraph might arise under many different foreign, domestic, national, state, or local laws (including statutes, regulations, other administrative guidance, and common law doctrines), including but not limited to the following:

(a) Claims for breach of contract, whether express, implied or implied-in-fact, and for detrimental reliance, promissory estoppel or quantum meruit, including without limitation any claims arising out of or relating to the Employment Agreement;

(b) Any and all Claims under or pursuant to the Americans with Disabilities Act, as amended, the Age Discrimination in Employment Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Equal Pay Act, United States Presidential Executive Orders 11246 and 11375, 42 U.S.C. § 1981, as amended, 42 U.S.C. § 1985, the Employee Retirement Income Security Act of 1974 (“ERISA”), the Fair Labor Standards Act, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, the Immigration Reform and Control Act of 1986, the Fair Credit Reporting Act, the Sarbanes-Oxley Act, the National Labor Relations Act, the Labor Management Relations Act, the Worker Adjustment and Retraining Notification Act, and as well as any other federal law, statute, ordinance, rule, regulation or Employee order relating to employment and/or discrimination in employment, and/or any Claims to attorneys’ fees or costs under any such statutes or laws;

(c) Any and all Claims under the Illinois Human Rights Act, 775 ILCS § 5, the Illinois Equal Pay Act of 2003, 820 ILCS §§ 112/1-90, the Illinois Minimum Wage Law, 820 ILCS §§ 105/1-15, the Illinois Wage Payment and Collection Act, 820 ILCS §§ 115/1-16, the Illinois Personnel Records Review Act, 820 ILCS §§ 40/0.01-13, the Illinois One Day Rest in Seven Act, 820 ILCS §§ 140/1-9, the Illinois Worker Adjustment and Retraining Notification Act, 820 ILCS § 65, and any other Claims under any Illinois statutes, as well as any other state or local law, statute, ordinance, rule, regulation or Employee order relating to employment and/or discrimination in employment, and/or any Claims to attorneys’ fees or costs under any such statutes or laws; and

(d) Claims for wrongful discharge, retaliatory discharge, negligent or intentional infliction of emotional distress, interference with contractual relations, personal, emotional or physical injury, fraud, defamation, libel, slander, misrepresentation, violation of public policy, invasion of privacy, or any other statutory or common law theory of recovery.

4. Exclusion for Certain Claims. Notwithstanding the provisions of paragraph 3 above, the Released Parties and Key Employee (collectively referenced as the “Parties”) agree that the release in paragraph 3 shall not apply to any unpaid salary, accrued vacation or expense reimbursements payable under the Employment Agreement based upon services performed prior to the Separation Date; any Claims arising after the Effective Date of this Key Employee Release; any Claims which may not, as a matter of law, be released; any Claims to enforce rights, if any, under ERISA to recover any vested benefits; and any Claims to enforce any provision of this Key Employee Release or any alleged breach of this Key Employee Release by the Released Parties.

(a) Unknown Claims. Key Employee acknowledges that he is releasing Claims that he may not know about, and that he does so with knowing and voluntary intent. Key Employee expressly waives all rights that he may have under any law that is intended to protect him from waiving unknown Claims. Key Employee further acknowledges that he understands the significance of doing so.

(b) Governmental Investigations. Notwithstanding the general release set forth in paragraph 3, nothing in this Key Employee Release shall be construed to prohibit Key Employee from filing a charge or cooperating with any investigation by any government agency (including, without limitation, the United States Department of Labor or the Equal Employment Opportunity Commission) but this release does waive his right to file an individual or class action lawsuit against the Company or receive any equitable or monetary relief in connection with any such charge or investigation.

5. Company Property. Within one (1) business day after the Separation Date, Key Employee agrees to return all Company-owned property in his possession, including but not limited to the company vehicle, any laptops, cellphones, office keys, all other Company-owned equipment, all software and computers, all documents and papers (including but not limited to files, reports, Rolodexes, memoranda, records, electronic data, printouts, sales data, customer lists, employee lists, product lists, business plans, notebook entries, and copies of the foregoing), all Confidential Information (as defined in Section 3.9(c) of the Employment Agreement) and all other Company property.

6. Full Disclosure. Key Employee acknowledges that he has disclosed to the Company any information that he has concerning any acts or omissions involving the Released Parties or any of their respective parent companies, subsidiaries, affiliates, shareholders, officers, directors, employees or agents, that he has reason to believe may be unlawful or involve any false claims to the United States or any other government having jurisdiction over the Released Parties. Further, Key Employee promises to cooperate fully and voluntarily in any investigation that the Released Parties undertake into matters occurring during his employment with the Company or its predecessors, and agrees not to disclose to anyone who is not assisting the Released Parties with the investigation, other than his attorney, the fact of or the subject matter of the investigation, except as required by law. Key Employee will accommodate his schedule to cooperate with the Released Parties and promptly provide such information. Nothing herein is intended to or shall preclude Key Employee from cooperating with any appropriate federal, state, or local government agency in any of said agencies’ investigations of alleged violations of applicable laws.

7. Cooperation with Litigation. In the event that any of the Released Parties is involved in any litigation, arbitration or administrative proceeding subsequent to the Separation Date, Key Employee agrees that, upon request, he will provide reasonable cooperation to the Released Parties and their attorneys in the prosecution or defense of any litigation, arbitration or administrative proceeding, including participation in interviews with the Released Parties’ attorneys, appearing for depositions, testifying in administrative, judicial or arbitration proceedings, or any other reasonable participation necessary for the prosecution or defense of any such litigation, arbitration or administrative proceeding. The Released Parties agree to reimburse Key Employee for his reasonable expenses in participating in the prosecution or defense of any litigation, arbitration or administrative proceeding, provided that Key Employee submits acceptable documentation of all such expenses.

8. Prospective Employers. Key Employee agrees to direct all requests for references and/or verification of employment to MYR Group Inc., Attention: Vice President Human Resources, 12150 East 112th Avenue, Henderson, Colorado, 80640. The Company agrees that it will respond to any such requests by providing Key Employee’s position and/or job title and dates of service.

9. No Disparagement. Key Employee agrees that, subsequent to the Separation Date, he will not make any disparaging or derogatory remarks or statements about the Released Parties, or any of their parent companies, subsidiaries, affiliates, related companies, partnerships or joint ventures, as well as their respective current and former officers, directors, shareholders, principals, attorneys, agents, employees or any Released Party, or his prior employment with the Company. The Released Parties agree that they will not make any disparaging or derogatory remarks or statements about Key Employee or his prior employment with the Company; provided, however, that nothing in this Key Employee Release shall be construed to prohibit any of the Released Parties from disclosing information regarding the termination of the Employment Agreement and/or this Key Employee Release if required under applicable securities laws.

10. Periods for Consideration and Revocation:

(a) ADEA Release Requirements Satisfied: Key Employee acknowledges that this Key Employee Release satisfies all applicable legal requirements to validly release any Claims (including without limitation Claims arising under the Age Discrimination in Employment Act, as amended). These requirements are that (i) Key Employee voluntarily entered into this Key Employee Release with full knowledge of its terms (i.e., free from fraud, duress, coercion or mistake of fact); (ii) this Key Employee Release is in writing and fully comprehensible and understandable to Key Employee; (iii) this Key Employee Release explicitly waives only current ADEA claims; (iv) this Key Employee Release does not waive future ADEA claims; (v) the Severance Pay set forth in Section 3.5 of the Employment Agreement constitutes monies to which Key Employee would not be entitled in the absence of his entering into this Key Employee Release; (vi) the Released Parties advised Key Employee in writing to consult an attorney prior to entering into this Key Employee Release; (vii) the Released Parties provided Key Employee with at least forty-five (45) days in which to decide whether to enter into this Key Employee Release; and (viii) the Released Parties provided Key Employee with at least seven (7) days within which to revoke this Key Employee Release after signing it.

(b) Consideration Period: Key Employee acknowledges that, before signing this Key Employee Release, he was allowed at least forty-five (45) days in which to consider this Key Employee Release. Key Employee waives any right to additional time within which to consider this Key Employee Release. Key Employee further acknowledges that: (i) he took advantage of the time he was given to consider this Key Employee Release before signing it; (ii) he carefully read this Key Employee Release; (iii) he fully understands it; (iv) he is entering into it voluntarily; (v) he will receive the Severance Pay as outlined in Section 3.5 of the Employment Agreement in exchange for his execution of this Key Employee Release, which he would not otherwise be entitled to receive; and (vi) the Released Parties, in writing, encouraged Key Employee to discuss this Key Employee Release with an attorney before signing it, and that Key Employee did so to the extent he deemed appropriate.

(c) Revocation Period: Key Employee understands that he may revoke this Key Employee Release within seven (7) days after signing it. Such revocation shall not be effective unless received by Released Parties on or before 5:00 p.m. Mountain Time of the seventh (7th) day following Key Employee’s execution of the Key Employee Release. Such revocation shall be sent by certified mail, return receipt requested, to MYR Group Inc., Attention: Chief Legal Officer, 12150 East 112th Avenue, Henderson, Colorado, 80640. Key Employee also understands that, should he revoke this Key Employee Release within the seven (7) day period, the Key Employee Release is voided in its entirety and he will not be entitled to any consideration provided under this Key Employee Release or Section 3.5 of the Employment Agreement.

(d) Adequacy of Consideration: There are no promises, terms, conditions, or obligations other than those contained herein and contained in the Employment Agreement; and this Key Employee Release and the Employment Agreement shall supersede all previous communications, representations or agreements, either verbal or written, between the Key Employee and the Released Parties. Key Employee acknowledges the adequacy and sufficiency of the consideration for the promises set forth in this Key Employee Release and the Employment Agreement. Key Employee acknowledges and agrees that he/she is estopped from raising and hereby expressly waives any defense regarding the receipt and/or legal sufficiency of the consideration provided by the Released Parties under this Key Employee Release or the Employment Agreement.

11. Miscellaneous:

(a) Nonadmission of Liability: The entry into this Key Employee Release by the Parties is not and shall not be construed to be an admission of any act, practice or policy by the Key Employee or the Released Parties in violation of any statute, common law duty, constitution, or administrative rule or regulation. Further, this Key Employee Release shall not constitute evidence of any such proscribed or wrongful act, practice or policy.

(b) Modifications. The Parties agree that the provisions of this Key Employee Release may not be modified by any subsequent agreement unless the modifying agreement is: (i) in writing; (ii) specifically references this Key Employee Release; (iii) signed by Key Employee; and (iv) signed and approved by an authorized officer of the Company.

(c) Integration. The Parties acknowledge and agree that this Key Employee Release constitutes the entire agreement between the Parties; that the Parties have executed this Key Employee Release based upon the terms set forth herein; that the Parties have not relied on any prior agreement or representation, whether oral or written, which is not set forth in this Key Employee Release; that no prior agreement, whether oral or written, shall have any effect on the terms and provisions of this Key Employee Release; and that, except to the extent that they are specifically incorporated into or continued in effect under this Key Employee Release, all prior agreements, whether oral or written, are expressly superseded and/or revoked by this Key Employee Release.

(d) Severability and Waiver. The Parties acknowledge and agree that each provision of this Key Employee Release shall be enforceable independently of every other provision. Furthermore, any provision in this Key Employee Release which is prohibited or unenforceable in any jurisdiction by reason of applicable law will, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

12. Effective Date. This Key Employee Release will not become effective until the eighth (8th) day after Key Employee executes this Key Employee Release. Key Employee acknowledges that the Released Parties may withhold any of the Severance Pay required under Section 3.5 of the Employment Agreement until the Effective Date of this Key Employee Release.

13. Fees and Costs. The Parties will each bear their own attorney's fees and costs in connection with drafting and negotiation of this Key Employee Release. In the event that any of the Parties (or any Released Party) initiates legal action in any court or adjudicative body to enforce any provision of this Key Employee Release, or initiates legal action based upon the breach of any provision of this Key Employee Release by any other party, the prevailing party in any such legal proceeding shall recover, in addition to any legal or equitable relief otherwise available under applicable law, reasonable costs and expenses (including attorneys’ fees) incurred in connection with the prosecution or defense of any such legal action.

14. Governing Law: Except to the extent governed by federal law, this Key Employee Release shall be governed by the statutes and common law of the State of Illinois, exclusive of any rules pertaining to conflicts of laws. The Parties agree that any litigation pertaining to the interpretation, application or enforcement of any provision of this Key Employee Release must be filed in a federal or state court of competent jurisdiction in Chicago, Illinois. Both Parties agree to waive any right to trial by jury in the event of any dispute pertaining to the interpretation, application or enforcement of any provision of this Key Employee Release.

15. Successors and Assigns: This Key Employee Release will be binding on Key Employee, his heirs, administrators, representatives, executors, successors, and assigns, and will inure to the benefit of all Released Parties and their respective heirs, administrators, representatives, executors, successors and assigns.

16. Interpretation: This Key Employee Release shall be construed as a whole according to its fair meaning. It shall not be construed strictly for or against the Company, Key Employee or any Released Party. Unless the context indicates otherwise, the term “or” shall be deemed to include the term “and” and the singular or plural number shall be deemed to include the other. Captions are intended solely for convenience of reference and shall not be used in the interpretation of this Key Employee Release. Unless otherwise defined in this Key Employee Release, capitalized terms shall have the same meaning as those same terms in the Employment Agreement.

17. Voluntary Release: Key Employee acknowledges and states that he has knowingly and voluntarily entered into this Key Employee Release.

* * *

Signature Page Follows

Agreed to and accepted this _____ day of ______________, 20___.

KEY EMPLOYEE

Signature	Date

Name Printed

RELEASED PARTIES

Signature

Name Printed